ALEXANDER & BALDWIN, INC.
               Subsidiaries as of February 13, 2003


                                                   State or Other Jurisdiction
     Name of Subsidiary                               UnderWhich Organized
     ------------------                               --------------------

A & B Development Company (California)                     California
A & B Properties, Inc.                                     Hawaii
ABHI-Crockett, Inc.                                        Hawaii
McBryde Sugar Company, Limited                             Hawaii
     Subsidiary:
         Kauai Coffee Company, Inc.                        Hawaii
East Maui Irrigation Company, Limited                      Hawaii
Kahului Trucking & Storage, Inc.                           Hawaii
Kauai Commercial Company, Incorporated                     Hawaii
Kukui'Ula Development Company, Inc.                        Hawaii
     Subsidiary:
         South Shore Community Services LLC                Hawaii
Matson Navigation Company, Inc.                            Hawaii
     Subsidiaries:
         Matson Intermodal System, Inc.                    Hawaii
         Matson Logistics Solutions, Inc.                  Hawaii
         Matson Terminals, Inc.                            Hawaii
WDCI, Inc.                                                 Hawaii




NOTE: Certain A&B subsidiaries, which considered in the aggregate do not constitute a significant subsidiary, have been omitted.